Exhibit 3(a)










                             BYLAWS


                               OF


                 ARKANSAS POWER & LIGHT COMPANY





                              AS OF

                       SEPTEMBER 11, 1992

                             BYLAWS

                               OF

                 ARKANSAS POWER & LIGHT COMPANY

                            ARTICLE I

                             OFFICES

     The principal business office of the Company shall be in Little Rock, Arkansas.. The Company may also have offices at such other places as the Board of Directors may from time to time designate.

                           ARTICLE II

                          SHAREHOLDERS

     Section  1.   PLACE OF HOLDING MEETINGS.   Meetings  of  the
shareholders shall be held in the offices of the Company in the City of Little Rock, State of Arkansas; or may be held at other places in or outside the State of Arkansas.

      Section 2. ANNUAL MEETINGS OF SHAREHOLDERS - ELECTION OF DIRECTORS. The annual meeting of the shareholders for the election of directors and the transaction of such other corporate business as may properly come before such meeting, shall be held on the third Wednesday in May unless such day is a legal holiday, in which case such meeting shall be held on the first day thereafter which is not a legal holiday, unless the shareholders elect to hold the annual meeting on a substitute date.

           At each annual meeting the shareholders entitled to vote shall elect directors in the number provided by these Bylaws to serve until the next annual meeting, unless there is arrearage in the payment of preferred stock dividends as hereinafter stated. If dividends payable on any shares of the Preferred Stock at any time outstanding shall be in arrears in an amount equal to or greater than the aggregate dividends accumulated on the outstanding Preferred Stock in any period of twelve (12) months, then the holders of the Preferred Stock, voting separately from the holders of the Common Stock, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the then authorized number of directors, and the remaining directors shall be elected as first provided in this section; provided that if and when accumulated and unpaid dividends on the then outstanding shares of Preferred Stock shall be paid or declared and set apart for payment, then at the next annual meeting of the shareholders, or earlier at a special meeting of the shareholders duly convened for such purpose, new directors may be elected by the vote of the shareholders of the Company as first provided in this section.

      In the event of the failure to hold the annual meeting of shareholders, or should be shareholders fail to elect directors at the annual meeting, then in either case the director for the ensuing year may be elected at a special meeting of the shareholders called for such purpose.

      At each annual meeting the shareholders may transact such other corporate business as may properly come before said meeting.

      Section 3. SPECIAL MEETING OF SHAREHOLDERS. Special meetings of the shareholders entitled to vote upon any matters may be held upon call of the Chairman of the Board, the President, the Board of Directors, the Executive Committee, or shareholders holding at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, provided that such shareholders deliver to the Company's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Notice of special meetings shall be given in regular manner.

      Section 4. NOTICE OF SHAREHOLDERS Meetings. Written or printed notice of all meetings of shareholders stating the date, time, and place of the meeting and in the case of a special meeting a description of the purpose or purposes for which the meeting is being called shall be mailed by either the Chairman of the Board, the President, or the Secretary to each shareholder of record entitled to vote at his last known post office address, at least ten (10) days and no more than sixty (60) days before the meeting except as otherwise provided by law. Such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at his post office address as it appeals on the records of the Company. For any meeting of shareholders called to consider matters on which all the shareholders are not entitled to vote, notice need not be sent to those shareholders who are not entitled to vote at such meeting but only to those shareholders of the class or classes entitled to vote.

     Section 5. QUORUM; VOTE REQUIRED FOR ACTION. A majority of the votes entitled to be cast by the shareholders of the Company representing a separate voting group must be present in person or by proxy at each meeting of the shareholders to constitute a quorum. A majority of the votes cast by a voting group shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Amended and Restated Articles of Incorporation.

      Section 6. ADJOURNMENTS. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice. need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting in which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, which must be done if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in the manner provided by these Bylaws.

     Section 7. OFFICERS FOR SHAREHOLDERS MEETINGS. Meetings of. shareholders shall be presided over by (in the order following) the Chairman of the Board, the President, or such officer as may be named for the purpose by resolution of the Board of Directors, or if no such officer is present, by a Chairman elected at the meeting. The Secretary of the Company shall act as Secretary of such meeting, if present. In his absence or incapacity to serve, the presiding Chairman may appoint a Secretary.

      Section 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient at law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Company. Proxies shall be dated and shall be filed with the records of the meeting.

     Section 9. FIXING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days nor less than ten (10) days before the date of such meeting nor more than seventy (70) days prior to any other action. If no record date is flexed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred and twenty
(120) days after the date fixed for the original meeting.

      Section 10. LIST OF SHAREHOLDERS ENTITLED TO VOTE. After fixing the record date for a meeting, the Secretary shall prepare an alphabetical listing of the names of all of the shareholders of the Company who are entitled to notice of the shareholders' meeting, which list must be arranged by voting group (and within each voting group by class or series of shares) and must show the address of and number of shares held by each such shareholder. The shareholders list must be made available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Company's main office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent, or attorney shall be entitled on written demand to inspect and to copy the list during regular business hours and during the period it is available for inspection. The Company shall make the shareholders list available at the meeting, any shareholder, his agent, or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment thereof.

       Section 11. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise restricted by law or the Amended and Restated Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if one or more written consents, setting forth the action taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All written consents executed by one or more shareholders shall be included in the minutes or filed with the corporate records. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. In addition, if it is required by law that notice of the proposed action be given to nonvoting shareholders and the action is to be taken by written consent of the voting shareholders, the Company must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken.


                           ARTICLE III

                            DIRECTORS

     Section  1.  NUMBER: GENERAL DUTIES: TERM; ELIGIBILITY:  AND
REMOVAL. The number of directors constituting the Board of Directors of this Company shall be eighteen (18).

      Ownership of capital stock of the Company shall not be a prerequisite to serving as a Director.

      Any Director, who is also an officer (except the chief executive officer or a former chief executive officer) or employee of the Company, shall not be eligible for re-election after the date of his retirement as an officer or employee of the Company; however, he shall be permitted to complete the regular term of the office as a Director which he is serving at the time of his retirement. A Director who is or has previously been the Company's chief executive officer at the time of his retirement from active employment with the Company, or a Director who is not an officer or employee of the Company, shall not be eligible for re-election after his seventieth birthday, but he shall be permitted to complete the regular term of office as a Director which he is serving at the time he reaches his seventieth birthday.

     Directors shall continue to serve until their successors are
duly   elected   and  qualified,  unless  prevented   by   death,
resignation or inability to serve or by removal as provided in the Amended and Restated Articles of Incorporation.

      Section 2. QUORUM: VOTE REQUIRED FOR ACTION. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; provided, however, that a majority of the directors present may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice; if at least one-third (1/3) of the directors are present at the meeting. Except in cases in which the Amended and Restated Articles of Incorporation or these Bylaws provide otherwise the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

       Section 3. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by a Vice Chairman of the Board, if any, or in his absence by the President, or in their absence, by a Chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 4. MEETINGS AND NOTICES OF MEETINGS. Meetings of the Board of Directors shall be held at the times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President, or any two directors, and may be held at any place within or without the State of Arkansas. The Secretary, or an officer performing his duties, shall give reasonable notice (which must be at least two (2) days' prior notice) of all meetings of the directors called, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the directors are present, or if those not present waive notice either before or after the meeting.

     Section 5. FEES AND COMPENSATION OF DIRECTORS. The Board of Directors shall have the power to authorize the payment of compensation to the directors for services to the Company, including fees for attendance at meetings of the Board of Directors. of the Executive Committee, and all other committees, and to determine the amount of such compensation and fees.

     Section 6. ELECTION OF OFFICERS. The Board of Directors, as soon as may be after the election of directors in each year, shall elect officers to serve until the next annual meeting of the shareholders and until their successors in office are elected and qualified. The officers to be so elected are:

             (a) President (who shall be a Director
                 of the Company and who may also
                 be Chairman of the Board).

             (b) Vice President.

             (c) Treasurer.

             (d) Secretary.

      The Board of Directors may also elect a Chairman of the Board (who shall be a Director of the Company and who may also be President), one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries.

      The Board of Directors may also, from time to time, appoint such other officers and give them such duties as the Board may deem proper. The same person may be elected to more than one office.

      Section 7. SALARIES OF OFFICERS. The Board of Directors shall fix salaries and compensation to be paid to officers of the Company or shall designate such person who shall be authorized to fix salaries and compensation to be paid to officers of the Company.

       Section 8. VACANCIES. Vacancies occurring among the directors shall be filled as provided in the Amended and Restated
Articles.

      Section 9. INFORMAL ACTION BY DIRECTORS. Unless otherwise restricted by the Amended and Restated Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee. Action taken under this section of the Bylaws is effective when the last director signs the consent, unless the consent specifies a different effective date.

      Section 10. TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

      Section 11. GENERAL POWERS OF DIRECTORS. The Board of Directors shall have the power to manage the business of the Company and, subject to the restrictions imposed by law and by the Amended and Restated Articles of Incorporation, may exercise all the powers of the Company.


                           ARTICLE IV

                           COMMITTEES

     Section 1. EXECUTIVE COMMITTEES. The Board of Directors, after their election in each year, may appoint an Executive Committee to consist of the Chief Executive Officer and such additional number of directors as the Board may from time to time determine. Such Committee shall have and may exercise all the powers of the Board during the intervals between its meetings, which may be lawfully delegated, subject to such limitations as may be provided by resolution of the Board. The Board shall have the power at any time to change the membership of such Committee and to fill vacancies in it. the Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary. The Board may from time to time determine by resolution the number of members of such committee required to constitute a quorum.

      Section 2. OTHER COMMITTEES. The Board of Directors may by resolution appoint other committees of directors to perform such duties and take such action as may be lawfully delegated and as the Board may authorize and direct. The Board shall have the power at any time to change the membership of such committees, to fill vacancies in committee personnel and rescind the power and authority of such committees.

      Section 3. MINUTES OF MEETINGS. All committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

     Section 4.  EX-OFFICIO MEMBERS. The Chairman of the Board of
Directors and the President of the Company shall both be ex-officio members of each duly appointed committee.

      Section 5. COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter, and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conduct its business pursuant to Article III of these Bylaws.


                            ARTICLE V

                            OFFICERS

     Section 1. OFFICERS. The officers of the Company shall be a President one or more Vice Presidents, a Secretary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may elect. The Board of Directors may from time to time elect such other officers as they may deem proper. The same person may be elected or appointed to more than one office. All officers shall serve from their election until the next annual meeting of the shareholders and until their successors in office are elected and qualified, unless they shall resign, become disqualified, or be removed.

      Section 2. DUTIES. The officers of the Company shall have such duties, except as modified by the Board of Directors, as generally pertain to their offices respectively, as well as such powers and duties provided in these Bylaws and as may from time to time be conferred by the Board of Directors.

     Section 3. RESIGNATION: REMOVAL: VACANCIES. Any officer may resign at any time upon written notice to the Company. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice the contractual rights of such officer, if any, with the Company. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexplored portion of the term by the Board of Directors at any regular or special meeting.


                           ARTICLE VI

                          CAPITAL STOCK

      Section 1. CERTIFICATES OF STOCK. Certificates of stock of the Company must bear the corporate seal of the Company and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Company, but when any such certificate is signed by a Transfer Agent or Registrar, the signature of any such corporate officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. The stock of the Company shall be transferable or assign able on the books of the Company by the holders in person or by attorney on the surrender of the certificates therefore duly endorsed. The Board 3f Directors may appoint one or more transfer agents and registrars of the stock.

      Section  2.   LOST, STOLEN OR DESTROYED STOCK CERTIFICATES:
ISSUANCE OF NEW CERTIFICATES. The company may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Company may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

      Section 3. CLASSES OF STOCK - DESIGNATION. If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock, provided, that except as otherwise provided by Arkansas law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

      Section 4. DIVIDENDS. The directors may declare dividends upon the capital stock of the Company as and when they deem advisable and according to law.


                           ARTICLE VII

             INDEMNIFICATION OF DIRECTORS, OFFICERS
                      EMPLOYEES AND AGENTS

     Section 1. RIGHT TO INDEMNIFICATION. Each person (including here and hereinafter, the heirs, executors, administrators, or estate of such person) (1) who is or was a director or officer of the Company, (2) who is or was an employee of the Company other than an officer, (3) who is or was an agent of the Company and whom the Corporation has expressly agreed to indemnify, or (4) who is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Company as of right to the fullest extent permitted or authorized by the Arkansas Business Corporation Act of 1987 (sometimes referred to herein as the "1987 Act") or subsequent legislation (but in the case of any such subsequent legislation, only to the extent that it permits the Company to provide broader indemnification rights than permitted prior to such legislation), against any liability or expense, awarded or assessed against him, or incurred by him, or paid or to be paid by him in settlement thereof, in his capacity as such director, officer, employee or agent,. or arising out of his status as such director, officer, employee, or agent, including expenses and amounts paid by him in settlement of any proceeding asserted or brought against him by or in the right of any person, including the Company, in any such capacity or arising out of his status as such. Each director, officer, employee, or agent of the Company to whom indemnification rights under this Article VII have been or may be granted is referred to herein as an "Indemnified Person".

      The Board of Directors may, upon approval of such director, officer, employee, or agent of the Company, authorize the Company's counsel to represent such person in any proceeding, whether or not the Company is a party to such proceeding.

      Notwithstanding  the  foregoing,  except  as  specified  in
Section 3 of this Article, the Company shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if authorization for such proceeding (or part thereof) was not denied by the Board of Directors of the Company prior to sixty
(60) days after receipt by the Company of written notice thereof from such person.

      Section 2. ADVANCEMENT OF EXPENSES. Costs, charges and expenses incurred by a director, officer or employee in defending a proceeding shall be paid by the Company to the fullest extent permitted or authorized by the applicable Arkansas Act pursuant to Section 1 of this Article or subsequent legislation (but in the case of any such subsequent legislation, only to the extent that it permits the Company to provide broader rights to advance costs, charges and expenses than permitted prior to such legislation) in advance of the final disposition of such proceeding, within fourteen (14) days after the receipt by the Company of a written statement from such director, officer or employee requesting such an advancement together with an undertaking, if required by law at the time of such advance, by or on behalf of the person seeking such advance, to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article. In the case of agents of the Company, advancements of costs, charges and expenses may be made upon such other terms and conditions as the Board of Directors may deem appropriate.

      Section 3. PROCEDURE FOR INDEMNIFICATION AND OBTAINING ADVANCEMENT OF EXPENSES. Any indemnification of liabilities and expenses or advancement of expenses under this Article shall be made promptly, and, in the case of indemnification, in any event within sixty (60) days of receipt by the Company of the written request of the Indemnified Person, or, in the case of advancement of expenses, as set forth in Section 2 of this Article. If the Company denies such request in whole or in part or if no disposition thereof is made within the applicable time limit or if the Company otherwise fails to provide indemnification or advancement as provided for in this Article, and despite any contrary determination by or on behalf of the Company in the specific case, the Indemnified Person may enforce his right to indemnification or advancement, or both, in an appropriate proceeding brought in a court of competent jurisdiction and shall be entitled to such indemnification or advancement, or both, as the court shall by order direct. Such person's reasonable expenses in obtaining court-ordered indemnification or. advancement shall be reimbursed by the Company. No such contrary determination by or on behalf of the Company shall be a defense to such proceeding or create a presumption. that the claimant has not met the applicable standard of conduct, if any, for indemnification or for an advancement pursuant to Section 1 or
Section 2 of this Article. It shall be a defense to any such action that the claimant has not met the applicable standard of conduct, if any, pursuant to Section 1 or Section 2 of this Article.

       Section 4. OTHER RIGHTS: CONTINUATION OF RIGHT TO INDEMNIFICATION AND ADVANCEMENTS. The rights to indemnification and to advancements provided by this Article shall not be deemed exclusive of any other or further rights to which a person seeking indemnification or advancements may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, either as to action taken or omitted to be taken in his official capacity or as to action taken or omitted to be taken in another capacity while holding office or while employed by or acting as agent for the Company, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification and to advancements of expenses under this Article shall be deemed to be a contract between the Company and each Indemnified Person. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the applicable Arkansas Business Corporation Act or any other applicable law shall not m any way diminish any right to indemnification or to advancement of expenses of such Indemnified Person, or the obligations of the
Company, arising hereunder for claims relating to matters occurring prior to such repeal or modification.

      Section 5. INSURANCE AND OTHER ARRANGEMENTS. The Company may maintain insurance, at its expense, to protect itself and/or any person who is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Company would have the legal power to directly indemnify him against such liability. The Company may also obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any asset or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate for the protection of any or all such persons.

      Section 6. SEPARABILITY. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall be nevertheless indemnify each director and officer, and each employee and agent of the Company as to whom the Company has agreed to grant indemnity, as to liabilities and expenses, and amounts paid or to be paid in settlement with respect to any proceeding, including an action by or in the right of the Company, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

      Section 7. TERMS. For purposes of this Article and in each case without limiting the generality thereof, the term "other enterprises" includes employee benefit plans; the term "expenses" includes reasonable counsel fees; the term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed on a person with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; the term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative; and the term "serving at the request of the Company" includes any service as a director, officer, employee or agent of the Company that imposes duties on or involves services by such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.


                          ARTICLE VIII

                    MISCELLANEOUS PROVISIONS

       Section 1. DEPOSITARIES. The Board of Directors is authorized to select such depositaries as it shall deem proper for the funds of the Company, or may authorize the proper officers of the Company to do so. Checks and drafts against such deposited funds shall be signed and countersigned by officers or persons to be specifically specified by the Board of Directors.

      Section 2. WAIVERS. Whenever under the provisions of these Bylaws or of any law the shareholders or directors are authorized to hold any meeting or take any action after notice or after the lapse of any prescribed period of time, such meeting or action may be held or taken without notice and without such lapse of time, on written waiver of such notice and lapse of time signed by every person entitled to such notice who did not properly receive such notice or by his attorney or attorneys thereunto authorized, either before or after the meeting or action to which such notice relates. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, unless the person at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and with respect to directors does not vote for or assent to the action taken. In addition, with respect to shareholders, attendance of a person at a meeting shall constitute a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented. All waivers of notice shall be filed with the minutes of the meeting.

      Section 3. EXECUTION OF CHECKS, NOTES, ETC. All checks and drafts on the Company's bank accounts and all bills of exchange, promissory notes, acceptances, obligations and other instruments for the payment of money shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer, or shall be signed by such other officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or the Executive Committee, or shall be signed by such officer or officers, person or persons, as shall be thereunto authorized in the indenture relating to a security issued by the Company provided that when specifically authorized by the Board of Directors, the signature of any corporate officer or other person and the corporate seal upon instruments described above may be facsimile, engraved or printed.

      Section 4. CORPORATE SEAL. The corporate seal of the Company shall be in such form as required by law and as the Board of Directors shall prescribe. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

      Section 5. DIRECTORS EMERITUS AND ADVISORY DIRECTORS. Any individual who shall have served as a Director of this Company may by action of either the shareholders or the Board of Directors be declared to be a Director Emeritus for the remainder of his natural life as recognition of the past services rendered to the Company. A Director Emeritus, as such, shall not have the right to vote at meetings of the Board of Directors. A Director Emeritus shall receive from the Company such remuneration as shall be fixed by the Board of Directors.

      Any individual who shall have served as a Director of this Company may by action of either the shareholders or the Board of Directors be declared to be an Advisory Director who shall serve for a term not exceeding one (1) year from the date of his election. An Advisory Director, as such, shall not have the right to vote at meetings of the Board of Directors. An Advisory Director shall receive from the Company such remuneration as shall be fixed by the Board of Directors.

     Section 6. INSPECTION OF BYLAWS. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the Company, and shall be open for inspection to all shareholders during normal business hours.

      Section 7. INTERESTED DIRECTORS AND OFFICERS: QUORUM. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other company, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if: (l) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors; provided, however, that the contract or transaction may not be authorized, approved, or ratified by a single director; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (3) the contract or transaction is fair to the Company. If a majority of the disinterested directors vote to authorize, approve, or ratify the contract or transaction, a quorum shall be deemed present for purpose of taking action under this Section 7. If the contract or the transaction is approved by shareholders, the shares owned by or voted under the control of an interested director or an interested company, partnership, association, or other organization in which one or more of the Company's directors or officers are directors or officers, or have a financial interest, shall not be counted in the vote of shareholders. The vote of such shares, however, shall be counted in determining whether the transaction or contract is approved under the Amended and Restated Articles of Incorporation or the Arkansas Business Corporation Act of 1981. A majority of the shares that are entitled to be counted in a vote on the transaction or contract under this Section 7 constitutes a quorum for the purpose of taking action under this Section 7.

      Section 8. FORM OF RECORDS. Any records maintained by the Company in the regular course of its business, including a stock ledger, books of account, and minute books, may be kept on, or by in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

      Section 9. AMENDMENT OF BYLAWS. Except as otherwise provided by law and the Articles of Incorporation, these Bylaws may be amended, changed or altered by either the shareholders or Board of Directors at a duly convened meeting, the notice of which includes notice of the proposed amendment, change or alteration.

                     Consent of Stockholder
                               of
                 Arkansas Power & Light Company


This Consent is executed, pursuant to the provisions of Ark. Code Ann. Section4-27-704 (Repl. 1991) by Entergy Corporation, the holder of all the issued and outstanding common stock of Arkansas Power & Light Company, in lieu of a meeting of stockholders.

Pursuant to authority granted under the provisions of the statutes of the State of Arkansas and by the Bylaws of Arkansas Power & Light Company, the first paragraph of Section 1 of
Article III of the Bylaws of Arkansas Power & Light Company is amended to read as follows:

     "Section 1. NUMBER; GENERAL DUTIES; TERM; ELIGIBILITY; AND REMOVAL. The shareholders or the Board of Directors shall have the power from time to time to fix the number of directors of the Company, provided that the number so fixed shall not be less than three (3) or more than fifteen (15)."

Pursuant to the authority granted by Article EIGHTH (a) of the Amended and Restated Articles of Incorporation of Arkansas Power & Light Company, the number of directors of Arkansas Power & Light Company is fixed at six (6) and the following individuals are hereby nominated and elected to serve as the directors constituting the Board of Directors of Arkansas Power & Light Company until their successors shall be elected and qualified:

                    Michael B. Bemis
                    Donald C. Hintz
                    Jerry D. Jackson
                    R. Drake Keith
                    Edwin  Lupberger
                    Jerry L. Maulden

The corporate acts and actions taken by the Board of Directors and officers of the Company since the annual meeting of stockholders held on May 26, 1993, be and hereby are ratified and approved.

IN WITNESS WHEREOF, this Consent has been executed on this 5th day of May, 1994.

                              ENTERGY CORPORATION


                              By:   /s/ Edwin Lupberger
                                     Edwin Lupberger
                                     Chairman of the Board and
                                     Chief Executive Officer

                Unanimous Written Consent of the
          Board of Directors of Entergy Arkansas, Inc.

       The undersigned, being all the Directors of Entergy Arkansas, Inc., an Arkansas corporation (the "Corporation"), do hereby waive all notice and the holding of a meeting, and pursuant to the provisions of Ark. Code Ann. 4-27-821, do hereby take the following action without a meeting and consent to such action by our execution of this consent, intending it to have the same force and effect as a unanimous vote at a meeting:

     RESOLVED, that Section 6 of Article III of the bylaws of the Corporation be deleted and replaced with the following Section 6:

          "Section 6. Election of Officers. The Board of Directors shall elect officers of the Corporation as designated in Article V of these bylaws.

     RESOLVED, that Article III of the bylaws of the Corporation be amended by adding an additional Section
     12 thereto which shall be and read as follows:

          "Section  12.   Chairman of  the  Board.   The
          Board of Directors shall designate one of  its
          members   as  Chairman  of  the  Board.    The
          position of Chairman of the Board is not an officer position; therefore, the Chairman of the Board need not be an officer of the Corporation."

     RESOLVED, that Article V of the Bylaws of the Corporation be deleted and replaced with the following Article V:

                           ARTICLE V.

                            OFFICERS.

               Section 1. The Board of Directors shall elect individuals to occupy at least three executive offices: President, Secretary and Treasurer. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including Chief Executive Officer, Vice Chairman, Chief Operating Officer, Vice President and such other executive offices as the Board shall designate. Officers shall be elected annually and shall hold office until their respective successors shall have been duly elected and qualified, or until such officer shall have died or resigned or shall have been removed by majority vote of the whole Board. To the extent permitted by the laws of the State of Arkansas, individuals may occupy more than one office.

               Section 2. President. The President shall perform duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or, if the Board has elected a Chief Executive Officer and if the Chief Executive Officer is not the President, by the Chief Executive Officer.

               Section 3. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Executive Committee, or as may be delegated to him by the President or the Chief Executive Officer.

               Section 4. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these bylaws; shall be custodian of the records and of the corporate seal of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed he may attest the same; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee.

               The Secretary shall also keep, or cause to be kept, a stock book, containing the name, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof.

               Section 5. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation, checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation singly or jointly with another person as the Board of Directors may authorize; may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee.

               Section 6. Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove such officers and to prescribe the powers and duties thereof.

               Section 7. Vacancies; Absences. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee, whenever necessary, may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the one absent for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

               Section 8. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, a Vice Chairman, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.

     RESOLVED,  That Wayne Leonard be, and he hereby is,  elected
     Chairman of the Board of the Corporation.

     RESOLVED, That an Executive Committee be elected consisting of Messrs. Leonard (Chairman), Maulden and Jackson.

     RESOLVED, That Cathy Cunningham, Richard P. Herget, Jr., Tommy H. Hillman, Raymond P. Miller, Sr., William C. Nolan, Jr., Woodson D. Walker, Gus B. Walton, Jr. and Michael E. Wilson be, and they hereby are, elected Advisory Directors of the Company to serve until the next election of Advisory Directors and until their successors are elected and qualified.

     RESOLVED, That Coopers & Lybrand be, and they hereby are, appointed as independent accountants of the Company to perform the audit of the Company's books for the year 1998.

     RESOLVED, That the Approval Authority Policy, as attached, be, and it hereby is, approved.

     RESOLVED, That the following persons be, and they hereby are, elected to the offices set opposite their names to serve until the next election of officers and until their successors are elected and qualified:

     Wayne Leonard         Chief Operating Officer
     Jerry L. Maulden      Vice Chairman
     R. Drake Keith        President
     William D. Bandt      Executive     Vice    President-Retail
                           Services
     Frank F. Gallaher     Executive  Vice  President  and  Chief
                           Utility Operating Officer
     Donald C. Hintz       Executive  Vice  President  and  Chief
                           Nuclear Operating Officer
     Jerry D. Jackson      Executive  Vice  President  and  Chief
                           Administrative Officer
     C. John Wilder        Executive  Vice  President  and  Chief
                           Financial Officer
     C. Gary Clary         Senior  Vice President-Human Resources
                           and Administration
     Naomi A. Nakagama     Senior   Vice  President-Finance   and
                           Treasurer
     Michael G. Thompson   Senior    Vice   President,    General
                           Counsel and Secretary
     Cecil L. Alexander    Vice    President-State   Governmental
                           Affairs
     Louis E. Buck, Jr.    Vice   President,   Chief   Accounting
                           Officer and Assistant Secretary
     Steven C. McNeal      Vice  President-Corporate Finance  and
                           Assistant Treasurer
     C. Hiram Walters      Vice President-Customer Service
     Laurence M. Hamric    Assistant Secretary
     Shirley A. Hunter     Assistant Secretary
     Christopher T. Screen Assistant Secretary
     Bruce A. Dennis       Assistant Treasurer

Effective Date:  July 6, 1998



   _______________________       _______________________
      Frank F. Gallaher               R. Drake Keith


   _______________________       _______________________
       Donald C. Hintz                Wayne Leonard


   _______________________       _______________________
      Jerry D. Jackson               Jerry L. Maulden